Emerson Orders Update December 17, 2020 Forward-Looking and Cautionary Statements in this presentation that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Underlying orders discussed herein exclude the impact of currency translation. Exhibit 99.1

Emerson Confidential Emerson Trailing Three Month Underlying Orders vs Prior Year STRONG ORDERS TREND FOR COMMERCIAL & RESIDENTIAL SOLUTIONS, AND AUTOMATION SOLUTIONS EARLY RECOVERY FORMING 2 (25%) (20%) (15%) (10%) (5%) 0% 5% 10% 15% 20% 25% O c t- 1 5 D e c -1 5 F e b -1 6 A p r- 1 6 J u n -1 6 A u g -1 6 O c t- 1 6 D e c -1 6 F e b -1 7 A p r- 1 7 J u n -1 7 A u g -1 7 O c t- 1 7 D e c -1 7 F e b -1 8 A p r- 1 8 J u n -1 8 A u g -1 8 O c t- 1 8 D e c -1 8 F e b -1 9 A p r- 1 9 J u n -1 9 A u g -1 9 O c t- 1 9 D e c -1 9 F e b -2 0 A p r- 2 0 J u n -2 0 A u g -2 0 O c t- 2 0 D e c -2 0 F e b -2 1 A p r- 2 1 J u n -2 1 A u g -2 1 O c t- 2 1 Emerson Emerson Commercial & Residential Solutions Emerson Automation Solutions Trailing 3M Underlying % Chg. Sept Oct Nov Automation Solutions (19%) (18%) (14%) Commercial & Residential Solutions 6% 11% 14% Emerson (11%) (9%) (5%) Apr 2H Guidance: (20%) - (10%) Nov Q1 Guidance: (15%) – (5%) Orders data includes the Valves & Controls acquisition results in all periods presented, including on a pro forma basis for periods prior to the acquisition close April 28, 2017. Forecast Nov Q2 Guidance: (10%) – flat